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                                                                    EXHIBIT 23.6




                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-106837 of News America Incorporated, News Corporation Finance Trust II, The News Corporation Limited, FEG Holdings, Inc., Fox Entertainment Group, Inc., News America Marketing FSI, Inc., News Publishing Australia Limited and British Sky Broadcasting Group plc on Form F-3/S-3 of our report dated July 24, 2000, September 22, 2000 as to Note 25 (which expresses an unqualified opinion and includes an explanatory paragraph relating to British Interactive Broadcasting Holdings Limited's ability to continue as a going concern) of British Interactive Broadcasting Holdings Limited appearing in the Annual Report of Form 20-F of British Sky Broadcasting Group plc and to the reference to us under the heading "Experts" in this Registration Statement.


                                                 /s/ Deloitte & Touche LLP

London, England
August 13, 2003